                                                                  Exhibit 21.1


SUBSIDIARIES OF THE COMPANY

                                                 State or Other Jurisdiction
                                                 of Incorporation or
   Name of Subsidiary                            Organization
   ------------------                            -----------------------------

Failure Analysis Associates, Inc.                Delaware
FaAA Investment Corporation                      California
FaAA Products Corporation                        California
170181 Canada Ltd.                               Canada
Failure Analysis Associates B.V.                 Netherlands
Spectus Technologies, Inc.                       California
  (formerly Applied Visual Computing, Inc.)
Failure Analysis Associates, Spolka z o.o        Poland
Exponent Health Group, Inc.                      California
BCS Wireless, Inc.                               Wisconsin
Exponent Environmental Group, Inc.               Washington